Free Writing Prospectus Dated September 9, 2008	Filed Pursuant To Rule 433 Registration Statement No. 333-134038

OESTERREICHISCHE KONTROLLBANK AKTIENGESELLSCHAFT

GUARANTEED GLOBAL NOTES

RECENT DEVELOPMENTS

Recent Developments Relating to the Bank

On September 3, 2008, the Bank priced the following public issues: CHF 175,000,000 Reopening of 3% Guaranteed Notes due December 5, 2013; and CHF 150,000,000 3% Guaranteed Notes due October 6, 2016. The settlement of each of the issues is expected to occur on October 6, 2008.

You can access the prospectus relating to the registration statement at the following website:

http://www.sec.gov/Archives/edgar/data/202811/000119312507192531/dposam.htm

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC’s Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect at +1-866-471-2526.

CAPITALIZED TERMS USED HEREIN WHICH ARE DEFINED IN THE PROSPECTUS SHALL HAVE THE MEANINGS ASSIGNED TO THEM IN THE PROSPECTUS

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